Exhibit 99.1
News Release
From Nuance Communications

Contacts:

For Investors and Press	For Press
Richard Mack	Erica Hill
Nuance Communications, Inc.	Nuance Communications, Inc.
Tel: 781-565-5000	Tel: 781-565-5000
Email: richard.mack@nuance.com	Email: erica.hill@nuance.com

Nuance Announces Fiscal 2006 Third Quarter Results

Performance of Healthcare, Embedded Speech and Imaging
Drive Revenue and Earnings above Expectations

BURLINGTON, Mass., August 8, 2006 – Nuance Communications, Inc. (Nasdaq: NUAN) today announced financial results for the third quarter ended June 30, 2006.
Nuance reported revenues of $113.1 million in the quarter ended June 30, 2006, a 100 percent increase over revenues of $56.8 million in the quarter ended June 30, 2005. In addition to using GAAP results in evaluating the business, management also believes it is useful to evaluate results using non-GAAP measures. Using a non-GAAP measure, the Company reported non-GAAP revenue of $121.0 million which includes $7.9 million in revenue lost to purchase accounting in conjunction with Company’s acquisition of Dictaphone Corporation.
On a GAAP basis, Nuance recognized a net loss of $9.4 million, or $(0.06) per share, in the quarter ended June 30, 2006, compared with net income of $0.2 million, or $0.00 per diluted share, in the quarter ended June 30, 2005. Using a non-GAAP measure, Nuance reported non-GAAP net income of $19.7 million, or $0.11 per diluted share, for the period ending June 30, 2006, compared to non-GAAP net income of $5.9 million, or $0.05 per diluted share, in the quarter ended June 30, 2005.
These non-GAAP figures exclude non-cash taxes and interest, amortization of intangible assets, non-cash amortization of stock-based compensation, and acquisition-related transition and integration costs and charges, and include revenue lost to purchase accounting in conjunction with Company’s acquisition of Dictaphone Corporation. See “GAAP to non-GAAP Reconciliation” below for further information on the Company’s non-GAAP measures.
“Strong performance from our healthcare business, including Dictaphone, embedded speech and our imaging products fueled revenues and earnings above our expectations,” said Paul Ricci, chairman and CEO at Nuance. “In particular, we believe early results for Dictaphone reflect a smooth integration and strong demand for its enterprise and hosted dictation solutions. We experienced a very strong quarter in our imaging business. In addition, demand for our network speech solutions was up from the previous quarter. Our results from embedded speech are noteworthy, especially in international where we secured several important contracts and design wins.”

Consistent with the Company’s strategy and recent trends, highlights from the quarter include:
•	Dictaphone Healthcare – After the close of the Dictaphone acquisition on March 31, 2006, Nuance established a Dictaphone Healthcare division that expands the Company’s solutions portfolio, market reach and revenue streams within the large and rapidly growing healthcare vertical. In its first quarter within Nuance, Dictaphone generated revenues consistent with expectations owing to the rapid adoption of speech-based transcription solutions within its base and through new customer wins.

•	Embedded Speech – Revenues from embedded speech were a record in the quarter, up more than 35 percent year-over-year. Nuance secured strategic design wins with Alpine, Audi, Casio, Ford and Samsung. Within the mobile phone market, Nuance signed an important contract with a significant handset manufacturer in Asia-Pacific.

•	Enterprise Speech – The Company continued to generate revenue growth from its network speech solutions, benefiting from new and expanded agreements with enterprises and telecommunications providers, including AT&T, EchoStar, Nestle, Verizon and Wachovia. In addition, the Company strengthened its international presence through Conversations Europe, an inaugural event that drew participation from more than 200 partners, customers and industry experts.

•	Dictation – Nuance’s Dragon NaturallySpeaking products continued to perform well in the healthcare industry and led to expanded contracts within Kaiser-Permanente and the VA Hospital network. As expected however, total dictation revenues were down year-over-year as the Company prepared for the launch of Dragon NaturallySpeaking version 9 which launched subsequently in July 2006.

•	Imaging Solutions – Nuance’s imaging revenues were strong in the quarter, increasing 35 percent over the previous year. In the quarter, Nuance signed contracts with OEMs and enterprises including Brother, Kinkos, Kodak, the U.S. Chamber of Commerce and Xerox.

•	Operational Achievement – Nuance continued its disciplined approach to acquisition integration, cost synergies and expense controls which resulted in additional improvements and leverage in its operating margins. The Company noted it is on track to achieve its synergy targets associated with the acquisition of Dictaphone Corporation.
Nuance to Host Quarterly Conference Call at 4:30 p.m. Today
In conjunction with today’s announcement, Nuance will broadcast its quarterly conference call over the Internet at 4:30 p.m. ET. Those who wish to listen to the live broadcast should visit the Investor Relations section of the Company’s Web site at www.nuance.com at least 15 minutes prior to the event and follow the instructions provided to ensure that the necessary audio applications are downloaded and installed.
The conference call can also be heard via telephone by dialing (800) 288-8961 or (612) 332-0228 five minutes prior to the call and referencing conference code 837791. A replay of the call will be available within 24 hours of the announcement. To access the replay, dial (800) 475-6701 or (320) 365-3844 and refer to access code 837791.
About Nuance Communications, Inc .
Nuance Communications, Inc. (Nasdaq: NUAN) is the leading provider of speech and imaging solutions for businesses and consumers around the world. Its technologies, applications and services make the user experience more compelling by transforming the way people interact with information and how they create, share and use documents. Every day, millions of users and thousands of businesses experience Nuance’s proven applications. For more information, please visit www.nuance.com.
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Trademark reference: Nuance, the Nuance logo, Dictaphone, Dragon, and NaturallySpeaking are registered trademarks or trademarks of Nuance Communications, Inc. or its affiliates in the United States and/or other countries. All other trademarks referenced herein are the property of their respective owners.
SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS
Statements in this document regarding the future demand for, performance of, and opportunities for growth in Nuance’s speech, imaging, healthcare and dictation solutions; the size of the market for Nuance’s solutions within the healthcare industry; the strength of our sales pipeline; the continued strength of existing products, services and relationships as well as the development and introduction of new products, services and relationships; the integration planning efforts; and any other statements about Nuance managements’ future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” or “estimates” or similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: fluctuations in demand for Nuance’s existing and future products; economic conditions in the United States and abroad; Nuance’s ability to control and successfully manage its expenses, inventory and cash position; the effects of competition, including pricing pressure; possible defects in Nuance’s products and technologies; the ability of Nuance’s to successfully integrate operations and employees of acquired businesses; the ability to realize anticipated synergies from acquired businesses; and the other factors described in Nuance’s Annual Report on Form 10 K/A for the year ended September 30, 2005 and Nuance’s most recent quarterly report on Form 10-Q filed with the SEC. Nuance disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this document.
DISCUSSION OF NON-GAAP FINANCIAL MEASURES
Management utilizes a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of our business, for making operating decisions and for forecasting and planning for future periods. We consider the use of non-GAAP revenue helpful in understanding the performance of our business, as it excludes the purchase accounting impact on acquired deferred revenue. We also consider the use of non-GAAP earnings per share helpful in assessing the organic performance of the continuing operation of our business from a cash perspective. By organic performance we mean performance as if we had not incurred certain costs and expenses associated with acquisitions. By continuing operations we mean the ongoing results of the business excluding certain unplanned costs. While our management uses these non-GAAP financial measures as a tool to enhance their understanding of certain aspects of our financial performance, our management does not consider these measures to be a substitute for, or superior to, the information provided by GAAP revenue and earnings per share. Consistent with this approach, we believe that disclosing non-GAAP revenue and non-GAAP earnings per share to the readers of our financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP revenue and earnings per share, allows for greater transparency in the review of our financial and operational performance. In assessing the overall health of our business during the fiscal third quarter ended June 30, 2006, and, in particular, in evaluating our revenue and earnings per share, our management has either included or excluded items in three general categories, each of which are described below.
Acquisition Related Revenues and Expenses. We included revenue related to our acquisition of Dictaphone that we would otherwise recognize but for the purchase accounting treatment of this transaction to allow for more accurate comparisons to our financial results of our historical operations, forward looking guidance and the financial results of our peer companies. We also excluded certain expense items resulting from acquisitions to allow more accurate comparisons of our financial results to our historical operations, forward looking guidance and the financial results of our peer companies. These items include the following: (i) acquisition-related integration costs; (ii) amortization of intangible assets associated with our acquisitions; and (iii) costs associated with the investigation of the restatement of the financial results of an acquired entity (SpeechWorks International, Inc.). In recent years, we have completed a number of acquisitions, which result in non-continuing operating expenses which would not otherwise have been incurred. For example, we have incurred transition and integration costs such as retention bonuses for Former Nuance employees. In addition, actions taken by an acquired company, prior to an acquisition, could result in expenses being incurred by us, such as expenses incurred as a result of the restatement of the financial results of SpeechWorks International, Inc. We believe that providing non-GAAP information for certain revenue and expenses related to material acquisitions allows the users of our financial statements to review both the GAAP revenue and expenses in the period, as well as the non-GAAP expenses, thus providing for enhanced understanding of our historic and future financial results and facilitating comparisons to less acquisitive peer companies. Additionally, had we internally developed the products acquired, the amortization of intangible assets would have been expensed historically, and we believe the assessment of our operations excluding these costs is relevant to our assessment of internal operations and comparisons to industry performance.
Non-Cash Expenses. We provide non-GAAP information relative to the following non-cash expenses: (i) stock-based compensation; (ii) certain accrued interest; and (iii) certain accrued income taxes. Because of varying available valuation methodologies, subjective assumptions and the variety of award types, we believe that the exclusion of stock-based compensation allows for more accurate comparisons of our operating results to our peer companies. Further, we believe that excluding stock-based compensation expense allows for a more accurate comparison of our financial results to previous periods during which our equity compensation programs relied more heavily on equity-based awards that were not required to be reflected on our income statement. We believe that excluding non-cash interest expense and non-cash income taxes provides our senior management as well as other users of our financial statements, with a valuable perspective on the cash based performance and health of the business, including our current near-term projected liquidity.
Other Expenses. We exclude certain other expenses that are the result of other, unplanned events to measure our operating performance as well as our current and future liquidity both with and without these expenses. Included in these expenses are items such as: (i) non-acquisition-related restructuring charges and (ii) redundant costs associated with a change in independent accountants. These events are unplanned and arose outside of the ordinary course of our continuing operations. We assess our operating performance with these amounts included, but also excluding these amounts; the amounts relate to costs which are unplanned, and therefore by providing this information we believe our management and the users of our financial statements are better able to understand the financial results of what we consider to be our organic continuing operations.
We believe that providing the non-GAAP information to investors, in addition to the GAAP presentation, allows investors to view our financial results in the way management views the operating results. We further believe that providing this information allows investors to not only better understand our financial performance but more importantly, to evaluate the efficacy of the methodology and information used by management to evaluate and measure such performance.
The non-GAAP financial measures described above, and used in this press release, should not be considered in isolation from, or as a substitute for, a measure of financial performance prepared in accordance with GAAP. Further, investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, many of the adjustments to the Company’s GAAP financial measures reflect the inclusion or exclusion of items that are recurring and will be reflected in the Company’s financial results for the foreseeable future. In addition, other companies, including other companies in the Company’s industry, may calculate non-GAAP net income (loss) differently than the Company, limiting it’s usefulness as a comparative tool. Management compensates for these limitations by providing specific information regarding the GAAP amounts included and excluded from the non-GAAP financial measures. In addition, as noted above, the Company’s management evaluates the non-GAAP financial measures together with the most directly comparable GAAP financial information.
Nuance Financial Tables Follow

Nuance Communications, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
Unaudited

	Three months ended		Nine months ended
	June 30,		June 30,
	2006	2005	2006	2005

Product	$60,535	$40,958	$162,271	$125,380
Maintenance	27,441	3,227	43,014	9,629
Professional services	25,099	12,629	55,071	35,496

Total revenue	113,075	56,814	260,356	170,505

Costs and expenses:
Cost of product	8,553	4,782	18,290	14,769
Cost of maintenance	6,223	1,363	9,573	3,293
Cost of professional services	19,824	8,899	42,144	26,295
Cost of revenue from amortization of intangible assets	2,468	1,752	7,419	7,260

Total costs of revenue	37,068	16,796	77,426	51,617

Gross Margin	76,007	40,018	182,930	118,888

Research and development	16,457	9,891	41,516	29,291
Selling and marketing	36,474	18,866	90,159	57,353
General and administrative	15,018	7,686	40,571	21,714
Amortization of other intangible assets	6,377	1,083	10,361	2,731
Restructuring and other charges	67	2,080	(1,233)	2,739

Total operating expenses	74,393	39,606	181,374	113,828

Income (loss) from operations	1,614	412	1,556	5,060

Other income (expense), net	(6,867)	108	(8,052)	(458)

Income (loss) before income taxes	(5,253)	520	(6,496)	4,602

Provision (benefit from) for income taxes	4,168	360	8,524	2,303

Income (loss) before cumulative effect of accounting change	(9,421)	160	(15,020)	2,299

Cumulative effect of accounting change	—	—	672	—

Net income (loss)	$(9,421)	$160	$(15,692)	$2,299

Net Income (loss) per share: basic & fully diluted	$(0.06)	$0.00	$(0.10)	$0.02

Weighted average common shares outstanding:
Basic	167,482	108,713	162,400	106,414

Fully Diluted	167,482	116,417	162,400	114,029

Nuance Communications, Inc.
Condensed Consolidated Balance Sheet
(Unaudited, in thousands)

Assets	June 30, 2006	September 30, 2005

Current assets:
Cash and cash equivalents	$82,620	$71,687
Marketable Securities	—	24,127
Accounts receivable, net	111,969	66,488
Acquired unbilled accounts receivable	30,487	3,052
Prepaid expenses and other current assets	17,415	9,548

Total current assets	242,491	174,902

Goodwill	693,918	458,313
Other intangible assets, net	230,602	92,350
Property and equipment, net	28,099	14,333
Other assets	27,154	17,314

Total assets	$1,222,264	$757,212

Liabilities and Stockholders’ Equity

Current liabilities:
Current portion of long term debt and notes payable	$4,068	$27,711
Accounts payable and accrued expenses	74,679	77,500
Deferred revenue	91,673	24,120
Deferred acquisition payments, net	19,023	16,414
Accrued business combination costs	15,186	17,027

Total current liabilities	204,629	162,772

Long term portion of deferred revenue	10,098	291
Long term debt and notes payable	350,971	35
Deferred tax liability	17,781	4,241
Deferred acquisition payment, net	—	16,266
Accrued business combination costs and other	47,161	54,972
Other liabilites	19,706	3,970

Total liabilities	650,346	242,547

Stockholders’ equity	571,918	514,665

Total liabilities and stockholders’ equity	$1,222,264	$757,212

	$—

Nuance Communications, Inc.
Reconciliation of Supplemental Financial Information
(in thousands, except per share amounts)
Unaudited

	Three months ended		Nine months ended
	June 30,		June 30,
	2006	2005	2006	2005

GAAP total revenue	$113,075	$56,814	$260,356	$170,505
Purchase accounting adjustment — Dictaphone revenue	7,915	—	7,915	—

Total Non-GAAP revenue	$120,990	$56,814	$268,271	$170,505

GAAP net income (loss)	$(9,421)	$160	$(15,692)	$2,299
Cost of revenue from amortization of intangible assets	2,468	1,752	7,419	7,260
Amortization of other intangible assets	6,377	1,083	10,361	2,731
Non-cash stock based compensation (1)	5,553	580	15,196	1,934
Restructuring and other charges	67	2,080	(1,233)	2,739
Non-cash interest expense	1,180	286	2,880	638
Non-cash taxes	2,782	4	5,588	1,008
Purchase accounting adjustment — Dictaphone cost of revenue (3)	(1,987)	—	(1,987)	—
Purchase accounting adjustment — Dictaphone revenue (3)	7,915	—	7,915	—
Acquisition related transition and integration costs (2)	4,775	—	10,909	—

Non-GAAP net income	$19,709	$5,945	$41,356	$18,609

Non-GAAP net income diluted:	$0.11	$0.05	$0.23	$0.16

Shares used in computing non-GAAP net income per share:

Weighted average common shares outstanding:
Basic	167,482	108,713	162,400	106,414

Fully Diluted	183,475	116,417	178,989	114,029

	Three months ended		Nine months ended
	June 30,		June 30,
(1) Non-cash stock based compensation	2006	2005	2006	2005
Cost of product licenses	$17	$4	$65	$9
Cost of maintenance	186	3	298	5
Cost of professional services	490	22	1,199	75
Research and development	1,097	(97)	3,157	67
Selling and marketing	2,081	199	4,836	560
General and administrative	1,682	449	4,969	1,218
Cumulative effect of accounting change	—	—	672	—

Total	$5,553	$580	$15,196	$1,934

(2) Acquisition related transition and integration costs
Cost of product licenses	$49	$—	$49	$—
Cost of maintenance	—	—	115	—
Cost of professional services	887	—	1,018	—
Research and development	707	—	831	—
Selling and marketing	642	—	1,036	—
General and administrative	2,490	—	7,860	—

Total	$4,775	$—	$10,909	$—

(3) Purchase accounting adjustment
Revenue	$7,915	$—	$7,915	$—
Cost of product licenses	(1,987)	—	(1,987)	—

Total	$5,628	$—	$5,628	$—